POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors of Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), hereby severally constitute and appoint each of Mary E. Junck and Carl G. Schmidt, and each of them, to be our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (1) this Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) thereto, and any and all instruments and documents filed as part of or in connection with the said Registration Statement or any amendment(s) thereto, registering, in each case, for offer and sale the securities of the Company specified in such Registration Statement and (2) any and all documents relating to such securities to be filed by the Company with the Securities and Exchange Commission and/or any national securities exchange under the Securities Exchange Act of 1934, as amended, and any and all amendments or supplements to such documents; granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.
Dated:    November 21, 2013
/s/ Mary E. Junck                    /s/ Carl G. Schmidt
Mary E. Junck                        Carl G. Schmidt
Chairman, President and Chief Executive Officer    Vice President, Chief Financial Officer and
(Principal Executive Officer)                 Treasurer
Director                        (Principal Financial and Accounting Officer)

/s/ Richard R. Cole                    /s/ Nancy S. Donovan
Richard R. Cole                    Nancy S. Donovan
Director                         Director

/s/ Leonard J. Elmore                    /s/ William E. Mayer
Leonard J. Elmore                    William E. Mayer
Director                         Director
/s/ Herbert W. Moloney III                /s/ Andrew E. Newman
Herbert W. Moloney III                Andrew E. Newman
Director                         Director
/s/ Brent Magid                    /s/ Gregory P. Schermer
Brent Magid                        Gregory P. Schermer
Director                        Director
/s/ Mark B. Vittert
Mark B. Vittert
Director